UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STRAGENICS, INC.
(Exact name of registrant as specified in its charter)

Florida	46-5209647
State or jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

100 Rialto Place, Suite 700, Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: (if applicable) 333-157565

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

The description of the registrant's securities contained in the Registrant's Annual Report on Form 10-K for the year ending December 31, 2014, filed with the commission under File No. 333-157565 on September 30, 2014 is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description

3.1	Certificate of Incorporation (1)
3.2	Certificate of Amendment with respect to a change in name (2)
3.3	Bylaws (1)

(1)	Included as exhibits to our Annual Report on Form 10-K filed with the SEC on September 30, 2014
(2)	Included as exhibits to our Current Report on Form 8-K filed with the SEC on April 29, 2014

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STRAGENICS, INC.

Date: December 23, 2014

/s/ Alan W. Grofe
Alan W. Grofe
President and Director